UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 25, 2012, Ronald P. Joelson resigned his position as Senior Vice President – Chief Investment Officer of Genworth Financial, Inc. (the “Company”) effective as of April 30, 2012. Mr. Joelson will remain with the Company as an employee until May 25, 2012. Mr. Joelson is leaving the Company to join The Northwestern Mutual Life Insurance Company as its Chief Investment Officer.

Daniel J. Sheehan IV has been appointed as the Company’s Senior Vice President – Chief Investment Officer effective as of April 30, 2012. Mr. Sheehan has been with the Company since its initial public offering in 2004 and prior to that with its former parent General Electric Company since 1997. Most recently, Mr. Sheehan has served as the Senior Vice President of Asset Management within the Company’s Investment organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: April 27, 2012	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

3